UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549


                         FORM 8-K


                      CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 21, 1997

                 CCB Financial Corporation
   (Exact name of registrant as specified in its charter)

   North Carolina           0-12358             56-1347849
  (State or other      (Commission File       (IRS Employer
  jurisdiction of           Number)        Identification No.)
   incorporation)

111 Corcoran Street, Post Office Box 931, Durham, NC  27702
         (Address of principal executive offices)

Registrant's telephone number, including area code  (919) 683-7777

                            N/A
(Former name or former address, if changed since last report)

Item 5.        Other Events.
    First Quarter Earnings Release.  On April 15, 1997, the
Registrant issued a press release announcing its earnings for the first quarter of 1997. Net income per share totaled $1.28 for 1997 compared to $1.16 for the same period in 1996.

     Second Quarter Dividend Announcement. On April 15, 1997, the Registrant issued a press release announcing its dividends for the second quarter of 1997. Dividends of $.42 per share will be paid on July 1, 1997 to shareholders of record on June 16, 1996.

     Merger with American Federal. As announced previously, the Registrant and American Federal Bank, FSB ("American Federal"), Greenville, South Carolina, have entered into a definitive agreement under which American Federal would be merged into and with Registrant. The transaction is anticipated to close early in the third quarter of 1997.

     (a) American Federal files the informational reports required under the Securities Exchange Act of 1934 with the Office of Thrift Supervision (the "OTS"). American Federal filed a Current Report on Form 8-K dated February 17, 1997 with the OTS concerning the proposed merger with the Registrant. This Form 8-K is filed as an exhibit to this Current Report to make the filing available to the Securities and Exchange Commission.

     (b)  American Federal's First Quarter Earnings Release.  On
April 15, 1997, American Federal issued a press release announcing its earnings for the first quarter of 1997. Net income per share totaled $.42 for 1997 compared to $.38 for the same period in 1996.

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits

Exhibit 99.1     CCB Financial Corporation's Press Release Dated
                 April 15, 1997 regarding First Quarter Earnings

Exhibit 99.2     CCB Financial Corporation's Press Release Dated
                 April 15, 1997 regarding Second Quarter
                 Dividend

Exhibit 99.3     American Federal Bank, FSB's Current Report on
                 Form 8-K

Exhibit 99.4     American Federal Bank, FSB's Press Release
                 Dated April 15, 1997 regarding First Quarter
                 Earnings


                        SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CCB FINANCIAL CORPORATION

Date: April 21, 1997          By: /s/ W. HAROLD PARKER, JR.
                                   W. Harold Parker, Jr.
                                   Senior Vice President and
                                   Controller